EXHIBIT 10.2

TRACE ANALYTICS INC.

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (the “Agreement”) is made as of January 1, 2019, by and among Trace Analytics Inc., a Washington corporation (the “Company”), and the holders of shares of the Company’s Common Stock listed on Schedule A hereto (each a “Holder” and collectively “Holders”).

RECITALS

WHEREAS, each of the Holders is the beneficial owner of the number of shares of Common Stock listed on Schedule A hereto (the “Stock,” which term for purposes of this Agreement also includes any additional shares of Common Stock or Preferred Stock now owned or hereafter acquired by any Holder).

WHEREAS, the Holders and the Company acknowledge that they are entering into this Agreement as an inducement to and in consideration of the purchase of shares of the Company’s Common Stock by certain of the Holders pursuant to a Stock Purchase Agreement of even date herewith, by and among the Company and such Holders (the “Purchase Agreement”).

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Restrictions on Transfer. Except as permitted by the terms of this Agreement, a Holder may not make any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation or alienation of the Stock, or any interest in the Stock, whether voluntarily or involuntarily or by operation of law (hereinafter collectively referred to as a “transfer”).

2. Right of First Refusal.

a. Notice to the Company and other Holders.

i. In the event any Holder or Permitted Transferee (the “Transferring Holder”) receives a bona fide offer acceptable to such Transferring Holder to transfer any Stock other than as specifically provided in Section 5 below, such Transferring Holder must deliver a notice in writing by certified mail (“Notice”) to the Company (which shall promptly forward the Notice to each other Holder) stating (A) such Transferring Holder’s bona fide intention to sell or transfer such shares, (B) the number of such shares to be sold or transferred (the “Target Shares”), (C) the price for which such Transferring Holder proposes to sell or transfer the Target Shares and (D) the name of the proposed purchaser or transferee.

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ii. In the event the proposed transfer is partially or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by the Company’s Board of Directors (the “Board”) in its reasonable good faith opinion, in which case such cash value ascertained by the Board, when added to any cash to be exchanged and then divided by the number of Target Shares, shall be deemed the price per share set forth in the Notice. In the event of a gift, property settlement or other transfer in which the proposed purchaser or transferee is not paying the full price for the Stock, which transfer is not otherwise exempted from the terms of Section 5 hereof, the price shall be deemed to be the fair market value of the Stock as determined in good faith by the Board.

b. Company Right of First Refusal. The Company shall, for a period of thirty (30) days following receipt of the Notice, have the right to purchase any or all of the Target Shares specified in the Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein (the “Right of First Refusal”). Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to the Transferring Holder prior to the expiration of the thirty (30)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Notice, then the Company shall effect the purchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Transferring Holder shall deliver to the Company the certificates representing the Target Shares to be repurchased each certificate to be properly endorsed for transfer. Should the purchase price specified in the Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property as determined by the Company’s Board of Directors in its sole good faith determination. The closing shall then be held on the later of (i) the tenth business day following delivery of the Exercise Notice or (ii) the tenth business day after such cash valuation shall have been made by the Company’s Board of Directors (but in no event later than twenty business days following delivery of the Exercise Notice).

c. Other Holders Right of First Refusal. In the event the Company declines to exercise in full its Right of First Refusal, the Company will, not later than fifteen (15) days prior to the end of the period in which the Right of First Refusal may be exercised, give written notice to the non-transferring Holders of the Company’s nonexercise (or partial exercise) of the Right of First Refusal, which notice shall enclose the Notice and the details of the Company’s partial exercises (if any), and shall specify the procedures by which each Holder may exercise the option to purchase not more than its Pro Rata Share (as defined in Section 2.f below) of the remaining shares of Stock (the “Holder Option”). Within fifteen (15) days from receipt of such notice from the Company, each Holder may exercise its Holder Option at the same price and upon the same terms as set forth in the Notice by delivering to the Company and to the Transferring Holder a written notice of election to purchase the shares with respect to which the Holder Option is to be exercised.

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d. Assignment of Holder Option. Each non-transferring Holder may assign its rights under this Section 2 to (i) any of its limited partners or stockholders, or (ii) any entity related to or affiliated with such Holder.

e. Holder Settlement. Promptly upon expiration of the Holder Option, the Company shall deliver a notice in writing to the Transferring Holder and each Holder and/or assignee who elected to acquire a portion of the Stock subject to the Holder Option (the “Holder Settlement Notice”) setting forth the number of shares of Stock to be sold to each Holder and/or assignee and the price thereof. Within ten (10) days of receipt of the Holder Settlement Notice, the Transferring Holder must deliver to the Company any certificates for the Stock being acquired by the Holders and/or assignees which are not already in the Company’s custody, together with the Transferring Holder’s written representation that the shares are free and clear of any lien or encumbrance and with written proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective. Within ten (10) days of receipt of the Holder Settlement Notice, each Holder and/or assignee acquiring a portion of the Stock must deliver to the Company (a) full cash payment for the portion of the Stock being so acquired; provided, however, that if the terms of payment set forth in the Notice were other than cash against delivery, the Holder electing to acquire a portion of the Stock and/or their assignees shall pay for said shares in accordance with Section 2.a.ii; and, if applicable, (b) evidence satisfactory to the Company that such assignee has become a party to this Agreement. The Company shall thereafter promptly remit full payment for the Stock acquired hereby to the Transferring Holder and deliver the new or assigned certificates to the Holders and/or assignees, as appropriate.

f. Determination of Pro Rata Share. Each Holder’s “Pro Rata Share” is the ratio of (i) the total number of shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of any then outstanding exercisable or convertible security of the Company held by such Holder) held by such Holder to (ii) the total issued and outstanding shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of any then outstanding exercisable or convertible security of the Company held by such Holder) of the Company (each ratio, an “Holder’s Pro Rata Share”) as of the date of the Notice.

3. Co-Sale Rights in 5% Sales by a Holder.

a. Co-Sale Notice. In the event that (i) less than all of the shares of Stock proposed to be transferred by a Transferring Holder are acquired by the Company and/or Holders (or assignees) pursuant to the Right of First Refusal and (ii) the Transferring Holder is proposing to transfer greater than 5% of the total outstanding shares of capital stock of the Company (including shares issuable upon exercise or conversion of any then outstanding exercisable or convertible securities), then the Company shall deliver, promptly following expiration of the Right of First Refusal, a notice in writing to each Holder (the “Co-Sale Notice”) reiterating the names of the prospective transferee or transferees, the number of shares of Stock proposed to be transferred and not acquired pursuant to the Right of First Refusal, and the price per share at which such shares are proposed to be transferred.

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b. Grant of Co-Sale Rights. Each Holder shall have the right, exercisable upon written notice to such Transferring Holder within fifteen (15) business days after receipt of the Co-Sale Notice, to participate in the sale of the shares on the same terms and conditions as those set forth in the Co-Sale Notice. To the extent one or more of the Holders (the “Participating Holders”) exercise such right of participation, the number of shares that the Transferring Holder may sell in the transaction shall be correspondingly reduced. The right of participation of each of the Participating Holders shall be subject to the terms and conditions set forth in this Section:

i. Each Participating Holder may sell all or any part of a number of shares equal to the product obtained by multiplying (A) the aggregate number of shares of Stock covered by the Co-Sale Notice by (B) a fraction the numerator of which is the number of shares of Stock of the Company at the time owned by the Participating Holder and the denominator of which is the combined number of shares of Stock of the Company at the time owned by the Transferring Holder and Participating Holders desiring to exercise the Co-Sale right.

ii. Each Participating Holder must effect its participation in the sale by delivering to the Transferring Holder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, together with the Participating Holder’s written representation that the shares are free and clear of any lien or encumbrance and with such other documents as may be reasonably required by the Transferring Holder to provide reasonable assurance that each necessary endorsement is genuine and effective, which represent:

(1) the number of shares of Common Stock which the Participating Holder elects to sell pursuant to this Section 3.b; and/or

(2) that number of shares of Preferred Stock, if any, which is at such time convertible into the number of shares of Common Stock which the party has elected to sell pursuant to this Section 3.b; provided, however, that if the purchase offeror objects to the delivery of Preferred Stock in lieu of Common Stock, the party may convert and deliver Common Stock.

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c. Payment of Proceeds. The stock certificates which the Participating Holders deliver to such Transferring Holder pursuant to Section 3.b shall be transferred by the Transferring Holder to the purchase offeror in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and such Transferring Holder shall promptly thereafter remit to each Participating Holder that portion of the sale proceeds to which such Participating Holder is entitled by reason of its participation in such sale. To the extent that the purchase offeror refuses to purchase shares from a Participating Holder exercising its right of co-sale hereunder, the Transferring Holder shall not sell to such purchase offeror unless or until, simultaneous with such sale, the Transferring Holder shall purchase such shares from the Participating Holder on the same terms and conditions specified in the Co-Sale Notice.

d. Non-Exercise. The exercise or non-exercise of the rights of the Holders hereunder to participate in one or more sales of Stock made by the Transferring Holders shall not adversely affect their rights to participate in subsequent Stock sales by the Holders.

e. Transfer of Shares Upon Failure to Exercise Right of Co-Sale. If none of the Holders elects to participate in the sale of the Stock subject to the Co-Sale Notice, the Transferring Holder may, not later than sixty (60) days following the Holders’ receipt of the Co-Sale Notice, conclude a transfer of not less than substantially all of the Stock covered by the Co-Sale Notice on terms and conditions not more favorable to the Transferring Holder than those described in the Co-Sale Notice and provided that such transfer must be to the same purchaser as identified in the Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Holder, shall again be subject to, and require compliance with, the provisions of this Agreement.

f. Assignment of Co-Sale Rights. Each Holder may assign its rights under this Section 3 to (i) any of its limited partners or stockholders who at the time of delivery of the Notice own shares of the Company’s capital stock, or (ii) any entity related to or affiliated with such Holder who at the time of delivery of the Notice owns shares of the Company’s capital stock.

4. Co-Sale Rights in Control Sales by a Holder.

a. Co-Sale Notice. In the event that (i) less than all of the shares of Stock proposed to be transferred by a Transferring Holder are acquired by the Company and/or Holders (or assignees) pursuant to the Right of First Refusal, and (ii) the Transferring Holder is proposing to directly or indirectly transfer its Stock to a person or entity who, together with its affiliates, is already entitled or would thereafter be entitled to exercise in excess of 50% of the voting power of the Company (on a fully diluted basis), then the Company shall deliver, promptly following expiration of the Right of First Refusal, a notice in writing to each Holder (the “Co-Sale Notice”) reiterating the names of the prospective transferee or transferees, the number of shares of Stock proposed to be transferred and not acquired pursuant to the Right of First Refusal, and the price per share at which such shares are proposed to be transferred.

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b. Grant of Co-Sale Rights. Each Holder shall have the right, exercisable upon written notice to such Transferring Holder within fifteen (15) business days after receipt of the Co-Sale Notice, to participate in the sale of the shares on the same terms and conditions as those set forth in the Co-Sale Notice. To the extent one or more of the Holders (the “Participating Holders”) exercise such right of participation, the number of shares that the Transferring Holder may sell in the transaction shall be correspondingly reduced. The right of participation of each of the Participating Holders shall be subject to the terms and conditions set forth in this Section:

i. Each Participating Holder may sell all or any part of a number of shares of Stock at the time owned by the Participating Holder.

ii. Each Participating Holder must effect its participation in the sale by delivering to the Transferring Holder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, together with the Participating Holder’s written representation that the shares are free and clear of any lien or encumbrance and with such other documents as may be reasonably required by the Transferring Holder to provide reasonable assurance that each necessary endorsement is genuine and effective, which represent:

(1) the number of shares of Common Stock which the Participating Holder elects to sell pursuant to this Section 4; and/or

(2) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which the party has elected to sell pursuant to this Section 4.b; provided, however, that if the purchase offeror objects to the delivery of Preferred Stock in lieu of Common Stock, the party may convert and deliver Common Stock.

c. Payment of Proceeds. The stock certificates which the Participating Holders deliver to such Transferring Holder pursuant to Section 4 shall be transferred by the Transferring Holder to the purchase offeror in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and such Transferring Holder shall promptly thereafter remit to each Participating Holder that portion of the sale proceeds to which such Participating Holder is entitled by reason of its participation in such sale. To the extent that the purchase offeror refuses to purchase shares from a Participating Holder exercising its right of co-sale hereunder, the Transferring Holder shall not sell to such purchase offeror unless or until, simultaneous with such sale, the Transferring Holder shall purchase such shares from the Participating Holder on the same terms and conditions specified in the Co-Sale Notice.

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d. Non-exercise. The exercise or non-exercise of the rights of the Holders hereunder to participate in one or more sales of Stock made by the Transferring Holders shall not adversely affect their rights to participate in subsequent Stock sales by the Holders.

e. Transfer of Shares Upon Failure to Exercise Right of Co-Sale. If none of the Holders elects to participate in the sale of the Stock subject to the Co-Sale Notice, the Transferring Holder may, not later than sixty (60) days following the Holders’ receipt of the Co-Sale Notice, conclude a transfer of not less than substantially all of the Stock covered by the Co-Sale Notice on terms and conditions not more favorable to the Transferring Holder than those described in the Co-Sale Notice and provided that such transfer must be to the same purchaser as identified in the Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Holder, shall again be subject to, and require compliance with, the provisions of this Agreement.

f. Assignment of Co-Sale Rights. Each Holder may assign its rights under this Section 4 to (i) any of its limited partners or stockholders who at the time of delivery of the Notice own shares of the Company’s capital stock, or (ii) any entity related to or affiliated with such Holder who at the time of delivery of the Notice owns shares of the Company’s capital stock.

5. Exempt Transfers. The provisions of Sections 2, 3 and 4 of this Agreement shall not pertain or apply to:

a. Any repurchase of Common Stock by the Company;

b. a transfer to a corporation which is under the control of the Holder provided that such transferee agrees to transfer the securities back to the Holder prior to the Holder ceasing to control the corporation;

c. a transfer to a spouse or child of the Holder;

d. a transfer to a trust for the benefit of the Holder or the spouse and/or children of the Holder;

e. a transfer to a registered retirement savings or equivalent plan of the Holder or the spouse of the Holder; or

f. a transfer on the death of a Holder, where Holder’s securities may be transferred in accordance with a probated will of the deceased or by operation of laws for the administration of estates upon intestacy provided that neither such transferee nor any of its associates or affiliates is engaged in a business which competes directly with the business of the Company.

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provided, in each case, that (i) the Holder(s) shall inform the Company of such transfer or gift prior to effecting it, and (ii) the transferee or donee (each a “Permitted Transferee”) shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Holders.

6. Termination. The right of first refusal and the co-sale rights and obligations of a Holder under Sections 2, 3 and 4 of this Agreement shall terminate immediately prior to the earlier of:

a. the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended;

b. the issuance of securities pursuant to any reorganization, consolidation, or merger (or similar transaction or series of similar and related transactions, but not including any transaction or series of similar and related transactions involving the issuance of the Company’s equity securities for capital raising purposes) of the Company with or into any other entity or entities in which the holders of the Company’s outstanding shares immediately before such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, hold stock representing a majority of the voting power of the surviving entity (or its parent entity if the surviving entity is wholly owned by the parent entity) in such transaction or series of related transactions; or

c. a sale or series of related sales of all or substantially all of the outstanding assets or capital stock of the Company.

7. Miscellaneous Provisions.

a. Notices. Unless otherwise provided, any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight courier, or 72 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

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b. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

c. Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by (i) the Company, and (ii) Holders holding two-thirds of the Common Stock subject to this Agreement. The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 7(c) shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington as applied in contracts among Washington residents entered into and performed entirely within Washington.

e. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

f. Further Assurances. Each party agrees to act in accordance herewith and not to take any action which is designed to avoid the intention hereof.

g. Ownership. Each Holder represents and warrants that he or she is the sole legal and beneficial owner of the shares of Stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

h. Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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i. Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of transferees and assignees of an individual or a partnership who are spouses, ancestors, lineal descendants or siblings of such individual or partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Stock by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

j. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

k. Legend. Each certificate representing shares of Stock now or hereafter owned by each Holder shall be endorsed with a legend in substantially the following form:

“THE SECURITIES REFERENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE”

l. Entire Agreement. This Agreement, including the schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled, provided, however, that the provisions of any stock purchase agreement entered into between a Holder and the Company on or prior to the date of this Agreement shall remain in full effect. In the event of a conflict between the provisions of any such stock purchase agreement and this Agreement, the conflict shall be resolved in favor of this Agreement for so long as it remains in effect.

k. Spousal Consent. If any individual Holder is married on the date of this Agreement, such Holder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Holder’s Stock that do not otherwise exist by operation of law or the agreement of the parties. If any individual Holder should marry or remarry subsequent to the date of this Agreement, such Holder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

m. Joinder of Officers and Common Stock Holders. The Company shall use its best efforts to have each of its executive officers and any holder of at least 100,000 shares of Common Stock (each a “Significant Holder”) become a party to this Agreement. The Holders and the Company hereby agree that each Significant Holder, by executing a Joinder Agreement in the form attached hereto as Exhibit A, shall automatically be joined as a party hereto pursuant to this Section 7.n without the need to obtain the consent of any party, and shall be deemed to be a Holder for all purposes hereof.

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The foregoing Stockholders’ Agreement is hereby executed as of the date first above written.

“Company” TRACE ANALYTICS INC., a Washington corporation		“Holders” APPLIED BIOSCIENCES CORP. a Nevada corporation

By:	/s/ Gordon Fargas	By:	/s/ Chris Bridges
	Gordon Fagras, CEO		Chris Bridges - President
9701 Wilshire Blvd, Beverly Hills, CA 90212

Jason Zitzer /s/ Jason Ziter __________________________________ [address]
Gordon Fagras /s/ Gordon Fargas ___________________________________ [address]

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SCHEDULE A

HOLDERS

Holder Name	Common
Applied Biosciences Corp.	520,410
Jason Zitzer	250,000
Gordon Fagras	250,000

TOTAL:	1,020,410

SCHEDULE A TO TRACE ANALYTICS INC.

STOCKHOLDERS’ AGREEMENT

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed on January 1st, 2019, by the undersigned (the “Holder”) pursuant to the terms of that certain Stockholder Agreement, dated as of January 1st, 2019 (the “Agreement”), by and among the Company and certain of its Holders, as such Agreement may be amended. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Joinder Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) (or options, warrants or other rights to purchase such Stock (the “Options”)), and will be a “Holder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock (or Options), and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Stockholder Agreement and (b) acknowledges receipt of a copy of, and hereby adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed below Holder’s signature hereto.

HOLDER: _________________________	ACCEPTED AND AGREED:

By: ______________________________	TRACE ANALYTICS INC.
Chris Bridges - President

Address: 9701 Wilshire Blvd	By:
Beverly Hills, CA 90212
_________________________________	Title:

Trace Analytics Stockholder Agreement – Joinder Agreement

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ____________________, acknowledge that I have read the Stockholder Agreement, dated as of January __, 2019, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions restricting the transfer of shares of capital stock of the Company that my spouse may own, including any inter-est I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement, in each case as such Agreement may be amended or amended and restated.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: ___________________	_____________________________
Name: ________________________

Trace Analytics Stockholder Agreement – Spousal Consent